UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012

Steel Excel Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2603 Camino Ramon, Suite 200, San Ramon, California 94583
(Address of principal executive offices including zip code)

 (408) 945-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2012, Steel Excel Inc. (“Steel Excel”) acquired all of the capital stock of SWH, Inc. (“SWH”) pursuant to a Share Acquisition Agreement, dated as of April 30, 2012 (the “Acquisition Agreement”), by and among Steel Excel, BNS Holding, Inc. (“BNS”), SWH and SPH Group Holdings LLC (“SPH”). The acquisition of SWH constituted the acquisition of substantially all of BNS’s operating assets. The aggregate acquisition price consisted of the issuance of 2,027,500 shares of Steel Excel common stock (provisionally valued at $27 per share, the closing price on May 30, 2012) and cash of $7.9 million.

Affiliates of Steel Partners Holdings L.P., including SPH (collectively, the “Steel Parties”), owned approximately 40% of Steel Excel and approximately 85% of BNS prior to the execution of the Acquisition Agreement.  As a result of the transaction, the Steel Parties beneficially own approximately 51.1% of the outstanding common stock of Steel Excel.  Steel Partners Holdings L.P., a Delaware corporation (“SPLP”), is deemed to beneficially own the shares owned directly by the Steel Parties.  Therefore, as a result of the transaction, SPLP beneficially owned approximately 51.1% of the outstanding common stock of Steel Excel.

Following the closing of the transaction, on June 18, 2012, BNS distributed cash to its shareholders other than the Steel Parties, and distributed to SPH the shares of Steel Excel common stock that BNS received in the transaction.

SWH was acquired by BNS on February 2, 2011. The historical financial statements of SWH through February 2, 2011 are considered those of the Predecessor, while the historical financial statements of SWH subsequent to February 2, 2011 are considered those of the Successor to reflect the difference basis of accounting resulting from the push down of the fair value of the assets acquired and liabilities assumed as of the acquisition date by BNS.

The transaction is more fully described in Steel Excel’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on June 5, 2012. This Amendment No. 1 on Form 8-K/A amends that Form 8-K to provide the historical financial statements and pro forma financial information that is required to be filed under Item 9.01 and that was excluded from the original filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K with respect to the acquisition described in Item 2.01 herein, are attached as Exhibits 99.1, 99.2 and 99.3.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the acquisition described in Item 2.01 herein, is attached as Exhibit 99.5. This consists of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012, giving effect to the acquisition of SWH by Steel Excel, as if it had been completed on January 1, 2011. A pro forma balance sheet as of March 31, 2012 has not been presented herein since the historical balance sheet of Steel Excel as of June 30, 2012 included in Steel Excel’s Quarterly Report on Form 10-Q, filed with the Commission on August 9, 2012, already reflects the acquisition of SWH.

(d)	Exhibits

Number	Description
23.1	Consent of Brady, Martz & Associates, P.C., independent certified public accountants.
23.2	Consent of Grant Thornton LLP, independent certified public accountants.
99.1	Audited Consolidated Financial Statements of SWH, Inc. (Predecessor) as of December 31, 2010 and for the year then ended.
99.2	Audited Consolidated Financial Statements of SWH, Inc. (Predecessor) as of February 2, 2011 and for the period of January 1, 2011 through February 2, 2011.
99.3	Audited Consolidated Financial Statements of SWH, Inc. (Successor) as of December 31, 2011 and for the period of February 2, 2011 through December 31, 2011.
99.4
Unaudited Interim Consolidated Financial Statements of SWH, Inc. as of March 31, 2012 and for the quarter then ended (Successor), for the period from January 1 to February 2, 2011 (Predecessor) and for the period from February 2 to March 31, 2011 (Successor).

99.5
Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2011 and the three months ended March 31, 2012, giving effect to the acquisition of SWH, Inc. by Steel Excel Inc., as if it was completed on January 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Excel Inc.

By:	/s/ Mark A. Zorko
Name: Mark A. Zorko
Title: Chief Financial Officer

Dated:  August 15,  2012

Exhibits

Number	Description
23.1	Consent of Brady, Martz & Associates, P.C., independent certified public accountants.
23.2	Consent of Grant Thornton LLP, independent certified public accountants.
99.1	Audited Consolidated Financial Statements of SWH, Inc. (Predecessor) as of December 31, 2010 and for the year then ended.
99.2	Audited Consolidated Financial Statements of SWH, Inc. (Predecessor) as of February 2, 2011 and for the period of January 1, 2011 through February 2, 2011.
99.3	Audited Consolidated Financial Statements of SWH, Inc. (Successor) as of December 31, 2011 and for the period of February 2, 2011 through December 31, 2011.
99.4	Unaudited Interim Consolidated Financial Statements of SWH, Inc. as of March 31, 2012 and for the quarter then ended (Successor), for the period from January 1 to February 2, 2011 (Predecessor) and for the period from February 2 to March 31, 2011 (Successor).
99.5
Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2011 and the three months ended March 31, 2012, giving effect to the acquisition of SWH, Inc. by Steel Excel Inc., as if it was completed on January 1, 2011.